[LETTERHEAD OF MCGLADREY & PULLEN, LLP]



                         CONSENT OF INDEPENDENT AUDITORS





         We hereby consent to the incorporation by reference of our reports dated December 4, 1998 on the financial statements of The Tocqueville Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund, The Tocqueville Government Fund and The Tocqueville Gold Fund series of The Tocqueville Trust, referred to therein in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A File No. 33-8746 as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the captions "Counsel and Independent Accountants" and "Financial Highlights"



                                                     /s/McGladrey & Pullen, LLP


New York, New York
December 23, 1998